GC China Turbine Corp. Provides Business Update on Accounts Receivable Status During the Third Quarter of 2011

NEW YORK, NY--(Marketwire -10/12/11)- GC China Turbine Corporation (“GC China” or the “Company”) (OTC.BB: GCHT.OB) today announced that it has collected ¥55.63 million (about $8.7 million) relating to its Tianhe wind project during the third quarter of 2011.

Update on Tianhe Project

In 2010, GC China shipped 50 1MW turbine units to Xilinguole Tianhe Wind Energy Development Co., Ltd. for Phase 1 of the Tianhe project in Inner Mongolia. Installation of the turbines had been completed in early September of 2011. Currently, the turbines are undergoing performance tests. To date, and including the $8.7 million collected on the Tianhe project in the third quarter, GC China has collected ¥164.64 million (about $25.7 million) on this project.

Management continues to make its best efforts to achieve payment milestones, working with customers to collect aging receivables on its projects including the Tianhe project, Jilin Fengshen project, Daqing Longjiang project, and Wuhan Kaidi project. The Company anticipated that successful resolution on low-voltage ride-through (LVRT) issues for its turbines will have a positive impact on the timeline of collection of receivables from its customers. At this stage, the Company is actively discussing its plans for resolving LVRT issues for its turbines with the China Electric Power Research Institute (CEPRI) and is optimistic about solving the issues.

Low Voltage Ride Through and CEPRI Certification

In electricity supply and generation, low voltage ride through is what an electric device, especially a wind generator, may be required to be capable of when the voltage in the grid is temporarily reduced due to a fault or load change in the grid.

Depending on the application the device may, during and after the dip, be required to:

•	disconnect temporarily from the grid, but reconnect and continue operation after the dip

•	stay operational and not disconnect from the grid

•	stay connected and support the grid with reactive power

For generating units such as wind turbines, the required LVRT behavior is defined in grid codes issued by the grid operator. The LVRT requirement is specified under the grid code, and refers to the GC China turbine’s ability to react properly to sudden fluctuations in grid voltage, and to remain connected to the grid under these abnormal conditions. The turbines will need to undergo and successfully pass symmetric and asymmetric testing under different voltage fluctuation and electrical system fault conditions at the CEPRI.

About GC China Turbine Corp.

GC China is a manufacturer of state-of-the-art 2-blade and 3-blade wind turbines based in Wuhan City of Hubei Province, China. The Company holds a license to manufacture what it believes is a groundbreaking technology which meets rigorous requirements for low cost and high reliability. For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, future LVRT regulatory requirements, the Company’s certification process, product development and collections of accounts receivables. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with financial performance, regulatory changes and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor Relations
Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938